Exhibit 99.1

Speedway Motorsports Reports Record Revenues and Earnings for the
Fourth Quarter and Year Ended December 31, 2003 and Provides Guidance for 2004

    CONCORD, N.C.--(BUSINESS WIRE)--Feb. 25, 2004--Speedway
Motorsports, Inc. (NYSE:TRK) today announced record revenues and earnings for the fourth quarter and year ended December 31, 2003.

    For the fourth quarter 2003 as compared to 2002:

    -- total revenues increased 16% or $11.5 million to $84.6 million;

    -- fourth quarter 2003 net income increased 30% or $2.6 million to $11.1 million; and

    -- fourth quarter 2003 diluted earnings per share increased 30% or $0.06 to $0.26.

    During the fourth quarter, increased crowds experienced the excitement of the UAW-GM Quality 500 NASCAR Winston (now NEXTEL) Cup Series race under the lights of Lowe's Motor Speedway on a Saturday night for the first time. This event immediately followed the "Little Trees" 300 NASCAR Busch Series event rescheduled from the previous Friday night because of poor weather. Management believes this was the first time in motorsports' history that NASCAR NEXTEL Cup and NASCAR Busch Series races were held on the same day.
    Also in the fourth quarter, Atlanta Motor Speedway's Bass Pro Shops MBNA 500 NASCAR NEXTEL Cup Series racing event was rescheduled to Monday because of rain, while hosting increased attendance at its Aaron's 312 NASCAR Busch Series racing event. Other fourth quarter highlights include Texas Motor Speedway achieving record attendance at its fall Chevy 500 Indy Racing League Series event and its second highest attendance at the fall Silverado 350 NASCAR Craftsman Truck Series event.
    The direct comparability of fourth quarter 2003 results to 2002 was impacted by Texas Motor Speedway hosting NASCAR Craftsman Truck and Indy Racing League Series racing events in the fourth quarter 2003 which were held in the third quarter 2002, and to a lesser extent, by Las Vegas Motor Speedway hosting its NASCAR Craftsman Truck Series racing event in the third quarter 2003 which was held in the fourth quarter 2002. Changes in racing schedules can lessen the comparability of operating results between quarterly financial statements of successive years.

    For the full year 2003 as compared to 2002:

    -- total revenues increased 7% or $28.0 million to $404.5 million;

    -- full year 2003 net income increased 4% or $2.3 million to $58.5 million, which includes debt refinancing and the FTC refund claims settlement after tax charges aggregating $9.4 million in 2003 and accounting change and debt redemption after tax charges of $5.0 million in 2002; and

    -- full year 2003 GAAP diluted earnings per share increased 4% or $0.05 to $1.37, which includes debt refinancing and the FTC settlement after tax charges aggregating $0.22 per share in 2003 and accounting change and debt redemption after tax charges aggregating $0.12 per share in 2002. However,

    -- full year 2003 non-GAAP diluted earnings per share, as defined and reconciled below, increased 10% or $0.14 to $1.59 compared to $1.45 last year, which exclude the above-mentioned debt refinancing and FTC settlement charges in 2003 and accounting change and debt redemption charges in 2002.

    The following financial information is presented below using other than generally accepted accounting principles ("non-GAAP"), and is reconciled to comparable information presented using GAAP. Non-GAAP net income and diluted earnings per share below are derived by adjusting GAAP basis amounts for certain items presented in the accompanying selected income statement data net of income taxes. Because the adjustments relate to charges for refinancing essentially all of the Company's long-term debt and the FTC settlement, management believes such non-GAAP information is useful and meaningful to investors, and is used by management, to assess the Company's core operations.
    This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as alternatives to operating income, net income or diluted earnings per share, which are determined in accordance with GAAP.



                                         Three Months
                                            Ended         Year Ended
                                           Dec. 31,        Dec. 31,
                            ------------------------------------------
                                          2003   2002    2003    2002
                            ------------------------------------------
                              (in thousands, except per share amounts)

Net income                             $11,060 $8,486 $58,545 $56,216
Cumulative effect of
 accounting change for
 goodwill impairment, net
 of taxes                                   --     --      --   4,273
Loss from operations and
 disposal of discontinued
 business, net of taxes                     --     --      --     686
                             -----------------------------------------
Income from continuing
 operations                             11,060  8,486  58,545  61,175
Adjustments (net of
 taxes):
   Interim interest
    expense on debt
    redeemed                                --     --     902      --
   Loss on early debt
    redemption and
    refinancing                             --     --   7,770     751
   FTC refund claims
    settlement                              --     --     700      --
                             -----------------------------------------
Non-GAAP net income                    $11,060 $8,486 $67,917 $61,926
                             =========================================

Diluted earnings per share               $0.26  $0.20   $1.37   $1.32
Accounting change                           --     --      --    0.10
Discontinued operations                     --     --      --    0.01
                             -----------------------------------------
Diluted earnings per share
 from continuing operations               0.26   0.20    1.37    1.43
Adjustments (net of taxes):
   Interim interest expense
    on debt redeemed                        --     --    0.02      --
   Loss on early debt redemption and
    refinancing                             --     --    0.18    0.02
   FTC refund claims
    settlement                              --     --    0.02      --
                          --------------------------------------------
Non-GAAP diluted earnings
 per share                               $0.26  $0.20   $1.59   $1.45
                          ============================================


    "Our growth in revenue and non-GAAP earnings per share in 2003, despite challenging economic conditions, terrorism alerts and the Iraq war, and poor weather at several of our major racing events, demonstrates SMI's continuing ability to consistently grow core operations," stated H.A. Wheeler, chief operating officer and president of Speedway Motorsports. "All of our 2004 NASCAR NEXTEL Cup event sponsorships are pre-sold, many contracted for multiple years, clearly indicating that SMI's first-class venues are providing growing market appeal and long-term growth opportunities for fans, broadcasters and sponsors. We welcome NEXTEL as NASCAR's premier series sponsor and their exciting commitment to help propel our industry's next growth cycle into new untapped markets and an increased fan base."
    "In 2003, similar to 2002, we continued to significantly strengthen SMI's balance sheet, operations and cash flow by successfully refinancing essentially all long-term debt and expanding our longer-term contracted revenues, such as broadcast and sponsorship contracts," stated O. Bruton Smith, chairman and chief executive officer of Speedway Motorsports. "So far in 2004, advance ticket and other sales for our upcoming racing season appear fairly strong. The exciting prospects of NEXTEL and other new sponsors, along with the continuing support of our core racing fans, positions our sport and our company for excellent growth opportunities."
    William R. Brooks, chief financial officer of Speedway Motorsports, stated "the Company estimates 2004 total revenues of $410-$435 million, net income of $74-$78 million, depreciation and interest of $55-$60 million, and diluted earnings per share of $1.70-$1.80 assuming current industry and economic trends continue."
    The full year 2003 results reflect charges for: (1) loss on debt refinancing of $12.8 million pre-tax, $7.8 million after taxes or $0.18 per diluted share, related to replacement of the Company's bank credit facility, issuance of $230.0 million of 6 3/4% senior subordinated notes, and early redemption of $250.0 million of 8 1/2% senior subordinated notes; (2) additional net interest expense of $1.5 million pre-tax, $902,000 after taxes or $0.02 per diluted share, from issuing the 6 3/4% senior subordinated notes on May 16, 2003 and redeeming the 8 1/2% senior subordinated notes on June 15, 2003; and
(3) FTC refund claims settlement of $1.1 million pre-tax, $700,000 after taxes or $0.02 per diluted share, reached with Oil-Chem Research Corp.
    The full year 2002 results reflect: (1) a charge for loss on early debt redemption of $1.2 million pre-tax, $751,000 after taxes or $0.02 per diluted share, related to the early redemption of $53.7 million of convertible subordinated debentures in April 2002; (2) the cumulative effect of an accounting change for goodwill impairment of $4.3 million or $0.10 per diluted share associated with certain non-motorsports related reporting units upon adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" as of January 1, 2002; and (3) the Company's disposal of SoldUSA in the second quarter 2002 that resulted in net losses from discontinued operations and disposal of $686,000 or $0.01 per diluted share. There were no charges associated with SoldUSA's disposal in the fourth quarter 2003 or 2002 or full year 2003.
    Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. The Company owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Infineon Raceway, Las Vegas Motor Speedway, Lowe's Motor Speedway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties subsidiary, and manufactures and distributes smaller-scale, modified racing cars through its 600 Racing subsidiary. The Company also owns Performance Racing Network which broadcasts syndicated motorsports programming to over 725 radio stations nationwide. For more information, visit the Company's website at www.gospeedway.com.
    This news release contains forward-looking statements, particularly statements with regard to the Company's future operations and financial results. There are many factors that affect future events and trends of the Company's business including, but not limited to, consumer and corporate spending sentiment, air travel, governmental regulations, military actions, national or local catastrophic events, the success of and weather surrounding NASCAR, IRL, NHRA and other racing events, our relationship with NASCAR and other sanctioning bodies, the success of expense reduction efforts, litigation, insurance, and economic conditions. These factors and other factors, including those contained in Exhibit 99.1 to the Company's Annual Report on Form 10-K, involve certain risks and uncertainties that could cause actual results or events to differ materially from management's views and expectations. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. The Company does not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this news release is based on information currently available and may not be reliable after this date.
    Note: Speedway Motorsports will host a conference call and web-cast today at 11:00 a.m. ET which are open to all participants. To participate in the conference call, you may dial 877-616-4485 for US and Canadian calls or 706-643-3796 for International calls. The reference number is 4709738. A webcast of the call by CCBN can be accessed at the Company's website www.gospeedway.com. To listen to a playback of the call, you may dial 800-642-1687 (US or Canada) or 706-645-9291 (International) beginning after 12:00 noon (ET) February 25th through March 10th. The reference number is 4709738. Participating in the call will be H.A. Wheeler, Chief Operating Officer and President; William R. Brooks, Chief Financial Officer; and Marylaurel E. Wilks, Vice President, Communications and General Counsel.


Speedway Motorsports, Inc. and Subsidiaries
Selected Financial Data - Unaudited
For The Three and Twelve Months Ended December 31, 2003 and 2002
(In thousands except per share amounts)

                         Three Months Ended      Twelve Months Ended
                      ------------------------------------------------
INCOME STATEMENT DATA  12/31/2003  12/31/2002  12/31/2003  12/31/2002
---------------------- ----------- ----------- ----------- -----------

REVENUES:
  Admissions          $    28,656 $   24,406  $   150,253 $   143,619
  Event related
   revenue                 28,630     26,624      127,055     120,979
  NASCAR broadcasting
   revenue                 17,484     14,970       90,682      77,936
  Other operating
   revenue                  9,861      7,177       36,539      34,038
---------------------- ----------- ----------- ----------- -----------
     Total Revenues        84,631     73,177      404,529     376,572
---------------------- ----------- ----------- ----------- -----------
EXPENSES AND OTHER:
  Direct expense of
   events                  17,871     11,903       77,962      69,909
  NASCAR purse and
   sanction fees           13,802     12,323       69,691      61,217
  Other direct
   operating expense        9,398      8,597       32,325      31,032
  General and
   administrative          12,616     12,295       58,698      57,235
  Depreciation and
   amortization             8,078      7,970       33,894      31,720
  Interest expense, net     4,400      5,058       20,816      21,199
  Loss on early debt
   redemption and
   refinancing                ---         ---      12,800       1,237
  FTC refund claims
   settlement                  13         ---       1,154         ---
  Other expense
   (income), net              (67)     1,048          419       2,239
---------------------- ----------- ----------- ----------- -----------
     Total Expenses
      and Other            66,111     59,194      307,759     275,788
---------------------- ----------- ----------- ----------- -----------
Income From Continuing Operations
 Before Income Taxes and
  Cumulative Effect of
   Accounting Change       18,520     13,983       96,770     100,784
Income Tax Provision        7,460      5,497       38,225      39,609
---------------------- ----------- ----------- ----------- -----------
Income From Continuing
 Operations Before
 Cumulative Effect of
 Accounting Change         11,060      8,486       58,545      61,175
Loss From Operations
 and Disposal of
 Discontinued Business        ---         ---         ---        (686)
---------------------- ----------- ----------- ----------- -----------
Income Before
 Cumulative Effect of
 Accounting Change         11,060      8,486       58,545      60,489
Cumulative Effect of
 Accounting Change for
 Goodwill Impairment          ---         ---         ---      (4,273)
---------------------- ----------- ----------- ----------- -----------
NET INCOME              $  11,060 $    8,486  $    58,545 $    56,216
---------------------- ----------- ----------- ----------- -----------

BASIC EARNINGS PER SHARE:
Continuing Operations
 Before Accounting
 Change                 $    0.26 $     0.20  $      1.38 $      1.44
Discontinued
 Operations                   ---         ---         ---       (0.01)
Accounting Change             ---         ---         ---       (0.10)
---------------------- ----------- ----------- ----------- -----------
BASIC EARNINGS PER
 SHARE                  $    0.26 $     0.20  $      1.38 $      1.33
---------------------- ----------- ----------- ----------- -----------
Weighted average
 shares outstanding        42,801     42,245       42,517      42,114

DILUTED EARNINGS PER
 SHARE:
Continuing Operations
 Before Accounting
 Change                 $    0.26 $     0.20  $      1.37 $      1.43
Discontinued
 Operations                   ---         ---         ---       (0.01)
Accounting Change             ---         ---         ---       (0.10)
---------------------- ----------- ----------- ----------- -----------
DILUTED EARNINGS PER
 SHARE                  $    0.26 $     0.20  $      1.37 $      1.32
---------------------- ----------- ----------- ----------- -----------
Weighted average
 shares outstanding        43,104     42,581       42,798      43,001


                      ---------------------
BALANCE SHEET DATA       12/31/03   12/31/02
---------------------- ----------- ----------

Cash and cash
 equivalents            $ 134,472 $  112,638
Total current
 assets                   204,748    152,599
Property and
 equipment, net           886,700    861,107
Goodwill and other
 intangible assets,
 net                       61,337     51,990
Total assets            1,190,556  1,104,773

Current liabilities       135,969    130,273
Revolving credit
 facility borrowings       60,000     90,000
Deferred race event
 income, net               94,962     85,565
Total long-term
 debt                     340,367    342,225
Total liabilities         642,475    613,601
Total stockholders'
 equity                 $ 548,081 $  491,172
---------------------- ----------- ----------

    CONTACT: Speedway Motorsports, Inc.
             Lauri Wilks, 704-455-3239